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                                                                   EXHIBIT 23.4


Board of Directors
fine.com International Corp.

Members of the Board:

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of fine.com International Corp. as Annex B to the proxy statement/prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed merger transaction involving fine.com and ARIS Corporation and references thereto in such proxy statement/prospectus under the captions "SUMMARY - Opinion of fine.com's Financial Advisor", "THE MERGER - Background of the Merger"; THE MERGER - fine.com's Reasons for the Merger", and "THE MERGER - Opinion of Financial Advisor to fine.com". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                           /s/ Ragen MacKenzie Incorporated